Exhibit 99.6

NOTICE OF WITHDRAWAL

To Withdraw

SHARES OF COMMON STOCK OF BAXTER INTERNATIONAL INC.

Pursuant to the

OFFER TO EXCHANGE

up to 13,360,527 Shares of Common Stock of

BAXALTA INCORPORATED

which are owned by Baxter International Inc.

for Shares of Common Stock of

BAXTER INTERNATIONAL INC.

Pursuant to the Prospectus dated May 4, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 18, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF BAXTER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus (the “Prospectus”) in connection with the offer by Baxter International Inc. (“Baxter”) to exchange up to 13,360,527 shares of Baxalta Incorporated (“Baxalta”) common stock, par value $0.01 per share (“Baxalta common stock”), which are owned by Baxter, for shares of Baxter common stock, par value $1.00 per share (“Baxter common stock”), that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Shares of Baxter common stock tendered pursuant to the exchange offer may be withdrawn at any time before 11:59 p.m., New York City time, on the expiration date of the exchange offer and, unless Baxter has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Baxter accepts shares of Baxter common stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF BAXTER COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal or by facsimile transmission at (617) 360-6810 before 11:59 p.m., New York City time, on the expiration date of the exchange offer. See “The Exchange Offer—Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

BAXTER COMMON STOCK TO BE WITHDRAWN
Certificated Shares		Direct Registration Shares*
Share Certificate Number(s)	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN:

*  If any shares of Baxter common stock were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF BAXTER COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Baxter common stock withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including zip code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

The Exchange Agent for the Exchange Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02910	By Overnight or Registered Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

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